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                                                                    EXHIBIT 23.6

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of TMP Worldwide Inc. on Form S-1 of our report dated February 4, 2000, (relating to the consolidated financial statements of System One Services, Inc. and subsidiaries not presented separately herein) appearing in the Prospectus which is a part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Certified Public Accountants
Tampa, Florida
July 19, 2000